EXHIBIT 99.2


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                           RENAISSANCERE HOLDINGS LTD.
                            2001 STOCK INCENTIVE PLAN

                    Originally Effective February 6, 2001 and
                   Amended and Restated Effective June 1, 2002

This Amended and Restated RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan (the "Plan") has been amended and restated to reflect the Company's 3-for-1 share split, effected as a stock dividend paid on May 30, 2002. In addition, all previous amendments to the Plan adopted prior to June 1, 2002 have been incorporated into this amended and restated Plan.

1. Purpose

     The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract able persons to enter and remain in the employ of the Company and its Subsidiaries and to provide a means whereby employees of the Company and its Subsidiaries can acquire and maintain Stock ownership, or be paid incentive compensation measured by reference to the value of Stock, thereby strengthening their commitment to the welfare of the Company and its Subsidiaries and promoting an identity of interest between stockholders and these employees.

     So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards, and Stock Bonuses, or any combination of the foregoing.

2. Definitions

     The following definitions shall be applicable throughout the Plan.

     (a) "Affiliate" of any individual or entity means an individual or entity that is directly or indirectly through one or more intermediaries controlled by or under common control with the individual or entity specified.

     (b) "Award" means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, or Stock Bonuses.

     (c) "Board" means the Board of Directors of RenaissanceRe Holdings Ltd.

     (d) "Cause" shall mean the definition of such term in a Participant's employment agreement, or in the absence of such an agreement, (1) a Participant's failure to substantially perform the Participant's duties as an employee of the Company or a Subsidiary, (2) the engaging by the Participant in misconduct which is injurious to the Company or a Subsidiary, monetarily or otherwise, (3) the commission by the Participant of an act of fraud or embezzlement against the Company or a Subsidiary, or (4) the conviction of the Participant of a felony.

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     (e) "Change in Control" means:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the value and voting power of all of the Company's outstanding equity securities (the "Outstanding Equity Securities"); provided, however, that the following acquisitions shall not constitute a Change in
                 Control: (A) any acquisition by the Company, or (B) any acquisition by a corporation pursuant to a merger, consolidation or other similar transaction (a "Corporate Event") if, as a result of such Corporate Event, (1) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Equity Securities immediately prior to such Corporate Event beneficially own, directly or indirectly, securities representing more than 50% of the value and voting power of the then outstanding equity securities of the corporation resulting from such Corporate Event (including a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Event, of the Outstanding Equity Securities, and (2) no Person other than any corporation resulting from such Corporate Event, beneficially owns, directly or indirectly, securities representing more than 50% of the value and voting power of the then outstanding equity securities of the corporation resulting from such Corporate Event;

          (ii) The date upon which individuals who as of the date hereof constitute a majority of the Board (the "Incumbent Board") cease to constitute at least a majority of the Board, provided, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising of the Incumbent Board, shall be considered as though such individual was a member of the Incumbent Board;

          (iii) The sale or disposition of all or substantially all of the assets of the Company; or

          (iv) a dissolution or liquidation of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (g) "Committee" means the Board, the Compensation Committee of the Board or such other committee of at least two people as the Board may appoint to administer the Plan, as determined by the Board.

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     (h) "Company" means RenaissanceRe Holdings Ltd., a Bermuda company

     (i) "Date of Grant" means the date on which the granting of an Award is authorized or such other date as may be specified in such authorization.

     (j) "Disability," with respect to any particular Participant, means the definition of such term in a Participant's employment agreement, without regard to whether the term of such employment agreement has expired, or in the absence of such agreement, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced, as determined by the Board based upon medical evidence acceptable to it.

     (k) "Eligible Person" means any officer or any other person regularly employed by the Company or a Subsidiary.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means as of any date when the stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System ("NMS") or listed on one or more national securities exchanges, the average closing trading price reported on NASDAQ-NMS or the principal national securities exchange on which such Stock is listed and traded for the five-day period preceding such date. If the Stock is not quoted on NASDAQ-NMS or listed on such an exchange, or representative quotes are not otherwise available, the Fair Market Value shall mean the amount determined by the Board to be the fair market value of the Stock based upon a good faith attempt to value the Stock accurately.

     (n) "Holder" means a Participant who has been granted an Award.

     (o) "Incentive Stock Option" means an Option granted by the Committee to a Participant under the Plan which is designated by the Committee as an Incentive Stock Option pursuant to Section 422 of the Code.

     (p) "Non-Employee Director" means a person who is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation.

     (q) "Nonqualified Stock Option" means an Option granted under the Plan which is not designated as an Incentive Stock Option.

     (r) "Option" means an Award granted under Section 7 of the Plan.

     (s) "Option Period" means the period described in Section 7(c).

     (t) "Option Price" means the exercise price set for an Option described in
Section 7(a).

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     (u) "Participant" means an Eligible Person who has been selected by the
Committee to participate in the Plan and to receive an Award.

     (v) "Reload Option" means an Option granted pursuant to Section 7(g).

     (w) "Restricted Period" means, with respect to any share of Restricted Stock, the period of time determined by the Committee during which such Award is subject to the restrictions set forth in Section 8.

     (x) "Restricted Stock" means shares of Stock issued or transferred to a Participant subject to forfeiture and the other restrictions set forth in
Section 8.

     (y) "Restricted Stock Award" means an Award of Restricted Stock granted under Section 8 of the Plan.

     (z) "Securities Act" means the Securities Act of 1933, as amended.

     (aa) "Stock" means the full voting common shares, par value $1.00 per share, of RenaissanceRe Holdings Ltd.

     (bb) "Stock Bonus" means an Award of Stock made pursuant to Section 9 of the Plan.

     (cc) "Stock Option Agreement" means the agreement between the Company and a Participant who has been granted an Option pursuant to Section 9 which defines the rights and obligations of the parties as required in Section 7(d).

     (dd) "Subsidiary" means any subsidiary of the Company as defined in Section 424(f) of the Code.

3. Effective Date, Duration and Shareholder Approval

     The Plan is effective as of February 6, 2001, the date on which the Plan was adopted by the Board subject to its approval by the Company's shareholders, and was amended and restated effective on June 1, 2002.

     The expiration date of the Plan, after which no Awards may be granted hereunder, shall be February 6, 2011; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

4. Administration

     The Committee shall administer the Plan. Unless otherwise determined by the Board, each member of the Committee shall, at the time such member takes any action with respect to an Award granted to a Participant who is an "insider" for purposes of Section 16 of the Exchange Act, be a Non-Employee Director. The majority of the members of the Committee shall constitute a quorum. The acts

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of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

     Subject to the provisions of the Plan, the Committee shall have exclusive power to:

     (a) Select the Eligible Persons to participate in the Plan;

     (b) Determine the nature and extent of the Awards to be made to each Eligible Person;

     (c) Determine the time or times when Awards will be made to Eligible
Persons;

     (d) Determine the duration of each Option Period and Restricted Period;

     (e) Determine the conditions to which the payment of Awards may be subject;

     (f) Prescribe the form of Stock Option Agreement or other form or forms evidencing Awards; and

     (g) Cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, shares of Restricted Stock and shares of the stock covered by a Stock Bonus granted by the Committee to each Participant, the expiration date, the Option Period and the duration of any applicable Restricted Period.

     The Committee shall have the authority to interpret the Plan and, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

5. Grant of Awards; Shares Subject to the Plan

     The Committee may, from time to time, grant Awards of Options, Restricted Stock and Stock Bonuses to one or more Eligible Persons; provided, however, that:

     (a) subject to Section 11, the aggregate number of shares of Stock reserved and available for issuance pursuant to Awards under the Plan is 5,400,000;

     (b) such shares shall be deemed to have been used in payment of Awards only to the extent they are actually delivered. In the event any Award shall be surrendered, terminate, expire, or be forfeited, the number of shares of Stock no longer subject thereto shall thereupon be released and shall thereafter be available for new Awards under the Plan;

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     (c) the number of shares of Stock available for issuance shall be increased by the number of shares tendered to or withheld by the Company in connection with the payment of the purchase price or tax withholding obligations relating to any Award hereunder; and

     (d) stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

6. Eligibility

     Participation shall be limited to Eligible Persons who have received notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Discretionary Grant of Stock Options

     The Committee is authorized to grant one or more Incentive Stock Options or Nonqualified Stock Options to any Eligible Person. Each Option so granted shall be subject to the following conditions, or to such other conditions as may be reflected in the applicable Stock Option Agreement.

     (a) Option Price. The exercise price ("Option Price") per share of Stock for each Option shall be set by the Committee at the time of grant but shall not be less than (i) in the case of an Incentive Stock Option, and subject to
Section 7(e), the Fair Market Value of a share of Stock at the Date of Grant, and (ii) in the case of a Non-Qualified Stock Option, not less than 85% of the Fair Market Value of a share of Stock at the Date of Grant; provided, that the number of Non-Qualified Stock Options granted with an Option Price less than the Fair Market Value of a share of Stock at the Date of Grant shall in no event exceed 10% of the number of shares of Stock reserved for issuance under the Plan. The Company will not engage in any repricing of outstanding Options without approval of the Company's Shareholders.

     (b) Manner of Exercise and Form of Payment. The exercise price of Options may be paid in cash or by such other means as may be approved by the Committee in its discretion; provided that any right to such pay exercise price by tendering shares of Stock shall be limited to shares which have been held by the Holder for at least six months. In the event the Committee shall provide that the exercise price of an Option may be paid by delivery of shares of Restricted Stock, and the exercise price is so paid by the Holder, the Holder shall receive, in connection with such exercise, an equal number of shares of Restricted Stock having the same restrictions and any remaining shares of Stock issued upon such exercise shall have such restrictions, if any, as are set forth in such Holder's Stock Option Agreement.

     (c) Option Period and Expiration. Options shall vest and become exercisable in such manner and on such date or dates and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the "Option Period"); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may in its sole discretion accelerate the exercisability

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of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to exercisability. Unless otherwise specifically determined by the Committee or as provided below, the vesting of an Option shall occur only while the Participant is employed by the Company or its Subsidiaries and all vesting shall cease upon a Holder's termination of employment for any reason. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires. Unless otherwise stated in the applicable Stock Option Agreement, the Option shall expire earlier than the end of the Option Period in the following circumstances:

     (i) In General. In the event a Holder's employment with the Company or a Subsidiary is terminated for any reason other than the Holder's death or Disability, all Awards which have not vested as of the date of such termination shall be immediately forfeited. The Holder shall have a period of up to 30 days within which to exercise any Options which were vested as of the date of termination, and such vested Options shall lapse and be cancelled to the extent not so exercised.

     (ii) Death or Disability. In the event a Holder's employment with the Company or a Subsidiary is terminated by reason of the Holder's death or Disability or if such Holder shall die or become disabled within 30 days of the Holder's involuntary termination of employment other than for Cause, all Awards which have not vested as of the date of such termination shall become immediately vested. Such Holder (or such Holder's estate) shall have up to one year after such termination to exercise vested Options.

     (d) Stock Option Agreement - Other Terms and Conditions. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement, which may be in paper or electronic format and which shall contain such provisions as may be determined by the Committee and, except as may be specifically stated otherwise in such Stock Option Agreement, shall be subject to the following terms and conditions:

     (i) Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

     (ii) Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise.

     (iii) Options shall not be transferable by the Holder except by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by him; provided, however, that the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow any Holder to transfer any Nonqualified Stock Option, subject to such conditions or limitations set forth in
            Section 10(k) hereof.

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     (iv)   Each Option shall vest and become exercisable by the Holder in accordance with the vesting schedule established by the Committee and set forth in the Stock Option Agreement.

     (v) Each Stock Option Agreement may contain a provision that, upon demand by the Committee for such a representation, the Holder shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Holder or such other person to purchase any shares. In the event certificates for Stock are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

     (vi) Each Incentive Stock Option Agreement shall contain a provision requiring the Holder to notify the Company in writing immediately after the Holder makes a disqualifying disposition of any Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the Date of Grant of the Incentive Stock Option or (b) one year after the date the Holder acquired the Stock by exercising the Incentive Stock Option.

     (e) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary herein, if an Incentive Stock Option is granted to a Holder who owns stock representing more than 10% of the voting power of all classes of stock of the Company or of a Subsidiary, the Option Period shall not exceed five years from the Date of Grant of such Option and the Option Price shall be at least 110% of the Fair Market Value (on the Date of Grant) of the Stock subject to the Option.

     (f) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

     (g) Reload Options

          (i) Reload Options may be granted from time to time by the Committee, in its sole discretion, in the event a Participant, while employed by the Company or a Subsidiary, exercises an Option by the delivery of shares of Stock which have been held by the Participant for a period of at least six months, or in the event a

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               Participant's tax withholding obligations upon exercise of
               Options are satisfied by the Company withholding shares of Stock with an aggregate Fair Market Value equal to the minimum tax withholding amount due thereon, as provided in Section 10(d) hereof. Such Reload Options shall entitle the Participant to purchase that number of shares of Stock equal to the number of shares of Stock so delivered to, or withheld by, the Company, provided that the total number of shares covered by any Reload Options shall not exceed the number of shares subject to the underlying award to which the grant of the Reload Option relates.

          (ii) The price per share of Reload Options shall be the Fair Market Value per share on the date such Reload Option is granted. The duration of such Reload Option shall not extend beyond ten years from the date of grant of the underlying award to which the grant of the Reload Option relates. Reload Options shall be fully vested and exercisable on the date of grant. Other specific terms and conditions applicable to Reload Options granted under the Plan shall be determined by the Committee.

8. Restricted Stock Awards

     (a) Award of Restricted Stock.

          (i) The Committee shall have the authority (1) to grant Restricted Stock, (2) to issue or transfer Restricted Stock to Eligible Persons, and (3) to establish terms, conditions and restrictions applicable to such Restricted Stock, including the Restricted Period, which may differ with respect to each grantee, the time or times at which Restricted Stock shall be granted or become vested and the number of shares to be covered by each grant. Restricted Stock also may be granted in lieu of cash compensation otherwise payable to Participant.

          (ii) The Holder of a Restricted Stock Award shall execute and deliver to the Company an Award agreement with respect to the Restricted Stock, which may be in paper or electronic format, setting forth the restrictions applicable to such Restricted Stock. The Committee may determine, in its sole discretion, that the Restricted Stock shall be held in book entry form rather than delivered to the Holder pending the release of the applicable restrictions. If a Holder shall fail to execute a Restricted Stock agreement, the Award shall be null and void. Subject to the restrictions set forth in Section 9(b), the Holder shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Committee, cash dividends and stock dividends, if any, with respect to the Restricted Stock may be either currently paid to the Holder or withheld by the Company for the Holder's account. Unless otherwise determined by the Committee no interest will accrue or be paid on the amount of any cash dividends withheld. Unless otherwise determined by the Committee, cash dividends or stock dividends so withheld by

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               the Committee shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which they relate.

     (b) Restrictions.

          (i) Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award agreement: (1) if book entry form is used, the Holder shall not be entitled to delivery of the stock certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award agreement; (3) the shares shall be subject to forfeiture to the extent provided in Section 8(d) and the Award Agreement and, to the extent such shares are forfeited, the stock certificates previously delivered to the Holder shall be returned to the Company, and all rights of the Holder to such shares and as a shareholder shall terminate without further obligation on the part of the Company.

          (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

          (iii) Notwithstanding the foregoing, except (i) in extraordinary circumstances, as determined by the Committee, or (ii) upon receipt of prior approval by the Company's shareholders, the Restricted Stock shall be subject to at least a three (3) year vesting schedule, with 33.3% of the aggregate Restricted Stock granted vesting in each year, commencing on the first anniversary of the date of grant.

     (c) Restricted Period. The Restricted Period of Restricted Stock shall commence on the Date of Grant and shall expire from time to time as to that part of the Restricted Stock indicated in a schedule established by the Committee and set forth in a written Award agreement.

     (d) Forfeiture Provisions. Except to the extent determined by the Committee and reflected in the underlying Award agreement, in the event a Holder terminates employment with the Company and all Subsidiaries during a Restricted Period, that portion of the Award with respect to which restrictions have not expired shall be forfeited.

     (e) Shareholder Rights. Except as otherwise provided in the applicable Award agreement, a Holder shall have the right to receive dividends and other rights of a shareholder with respect to awards of Restricted Stock.

     (f) Delivery of Restricted Stock. Upon the expiration of the Restricted Period with respect to any shares of Stock covered by a Restricted Stock Award, the restrictions set forth in Section 8(b) and the Award agreement shall be of no further force or effect with respect to shares of Restricted Stock which have not then been forfeited. If book entry form is used, upon such expiration, the Company shall

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deliver to the Holder, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Holder's account with respect to such Restricted Stock and the interest thereon, if any.

     (g) Stock Restrictions. Each certificate representing Restricted Stock awarded under the Plan shall bear the following legend until the end of the Restricted Period with respect to such Stock:

          "Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of a Restricted Stock Agreement, dated as of _______________, between RenaissanceRe Holdings Ltd. and
     ____________________. A copy of such Agreement is on file at the offices of RenaissanceRe Holdings Ltd."

Stop transfer orders shall be entered with the Company's transfer agent and registrar against the transfer of legended securities.

9. Stock Bonuses

     The Committee, in its discretion, may grant Stock Bonuses to any eligible individual under this Plan in an amount equivalent to the portion of cash bonus that such eligible individual is willing to forego in order to receive such Stock Bonus. In addition, the Committee, in its discretion, may grant an additional number of shares of Restricted Stock, subject to the provisions of
Section 8 above, equal to the portion of the eligible individual's foregone cash bonus. Any such Stock Bonuses and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such Stock Bonuses and agreements need not be identical.

10. General

     (a) Additional Provisions of an Award. Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stock acquired under any Award, provisions giving the Company the right to repurchase Awards and/or shares of Stock acquired under any Award, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

     (b) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person.

     (c) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions

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of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     (d) Tax Withholding. The Company shall have the right to deduct from any payment to a Holder pursuant to the Plan any federal, state or local income or other taxes required by law to be withheld in respect thereof. It shall be a condition to the obligation of the Company to issue stock to a Holder upon the exercise of an Option by such Holder that such Holder (or any beneficiary or person entitled to exercise such Option) pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. In the event any such amount so requested is not paid, the Company may refuse to issue Common Shares to such Holder upon the exercise by such Holder of Options. Unless the Committee shall in its sole discretion determine otherwise, payment for taxes required to be withheld may be made in whole or in part by an election by a Holder, in accordance with such rules as may be adopted by the Committee from time to time, (i) to have the Company withhold Common Shares otherwise issuable upon exercise of Options having a Fair Market Value equal to the minimum legally required tax withholding liability and/or (ii) to tender to the Company Common Shares held by such Holder for at least six months prior to the date of such tender and having a Fair Market Value equal to such tax withholding liability.

     (e) Claim to Awards and Employment Rights. No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or a Subsidiary.

     (f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be the Holder's spouse or, if the Participant is unmarried at the time of death, the Holder's estate.

     (g) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (h) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (i) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of Bermuda, without regard to the principles of conflicts of law thereof.

     (j) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

     (k) Nontransferability. A person's rights and interest under the Plan, including amounts payable, may not be sold, assigned, donated, or transferred or otherwise disposed of, mortgaged, pledged or encumbered except, in the event of a Holder's death, to a designated beneficiary to the extent permitted by the Plan, or in the absence of such designation, by will or the laws of descent and distribution. Notwithstanding anything in this Section 10(k) to the contrary, the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow any Participant to transfer to the Participant's "family members" Options that are not Incentive Stock Options, Restricted Stock, and shares that are subject to Stock Bonuses granted to such Participant, provided that such transfer is not for "value." For purposes of this Section 10(k), a transfer shall not be considered to be made for value if the transfer is made (i) pursuant to a domestic relations order in settlement of marital property rights or (ii) to an entity in which more than fifty percent of the voting interests are owned by the Participant's family members or the Participant in exchange for an interest in that entity. For purposes of this
Section 10(k), the term "family members" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. In addition to a transfer not for "value" as described above, the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow any Participant to transfer to the Participant's "family members" Options that are not ISOs, Restricted Stock and Bonus Shares granted to such Participant, for "value."

     (l) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself.

     (m) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

     (n) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     (o) Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

     (p) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

     (q) Termination of Employment. For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a Subsidiary or vice versa shall not be deemed to have terminated employment or service with the Company or a Subsidiary.

11. Changes in Capital Structure and Change in Control

     Awards under the Plan shall be subject to adjustment or substitution, as determined by the Board in its reasonable discretion, as to the number, price or kind of shares or other consideration subject to such Awards or as otherwise determined by the Board to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company, by reason of share dividends, share splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Awards or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments, exchanges or substitution, the aggregate number of Stock available under the Plan shall be appropriately adjusted, as determined by the Board in its reasonable discretion.

     In the event of a Change in Control, notwithstanding any vesting schedule provided for hereunder or in any Award agreement, all outstanding Awards shall automatically vest. In addition, in the event of a Change in Control which, in the discretion of the Board, is not to be accounted for as a pooling of interests, all Options which are outstanding on the date of such Change in Control shall be deemed exercised, and in exchange for outstanding Options, Participants shall be paid a cash amount based on the difference between (1) the price per share paid for the Stock in connection with such Change in Control, and (2) the exercise price per share.

12. Nonexclusivity of the Plan

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholder of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

13. Amendments and Termination

     The Board may at any time terminate the Plan. Subject to Section 11, with the express written consent of an individual Participant, the Board or the Committee may cancel or reduce or otherwise alter outstanding Awards if, in its judgment, the tax, accounting, or other effects of the Plan or potential payouts thereunder would not be in the best interest of the Company. The Board or the Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval neither the Board nor the Committee shall make any amendment to the Plan which would:

     (a) Increase the maximum number of shares of Stock which may be issued pursuant to Awards, except as provided in Section 11; or

     (b) Change the class of persons eligible to receive Incentive Stock Options under the Plan.

                                      * * *